Calculation of Filing Fee Tables
S-8
Alliance Laundry Holdings Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share ("Common Stock")	Other	9,822,567	$ 7.46	$ 73,276,349.82	0.0001381	$ 10,119.46
2	Equity	Common Stock	Other	9,864,490	$ 22.00	$ 217,018,780.00	0.0001381	$ 29,970.29
3	Equity	Common Stock	Other	2,959,347	$ 22.00	$ 65,105,634.00	0.0001381	$ 8,991.09
Total Offering Amounts:						$ 355,400,763.82		$ 49,080.84
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 49,080.84
Offering Note
[1]	1a. Consists of 9,822,567 shares of Common Stock that may be issued in connection with stock options outstanding under the Alliance Laundry Holdings Inc. 2015 Stock Option Plan (the "2015 Plan"). No further grants will be made pursuant to the 2015 Plan. 2a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminable number of additional shares of Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions. 3a. Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act, based on $7.43 per share, which is the weighted-average exercise price of the stock options to purchase share of Common Stock outstanding under the 2015 Plan as of the date of this Registration Statement.

[2]	2a. Consists of 9,864,490 shares of Common Stock reserved for issuance under the Alliance Laundry Holdings Inc. 2025 Omnibus Incentive Compensation Plan. 2b. See Note 2a. 2c. Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act on the basis of $22.00 per share, which is the maximum initial public offering price per share of common stock as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-290217), as amended, declared effective on September 30, 2025.

[3]	3a. Consists of 2,959,347 shares of Common Stock reserved for issuance under the Alliance Laundry Holdings Inc. Employee Stock Purchase Plan. 3b. See Note 2a. 3c. Calculated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act on the basis of $22.00 per share, which is the maximum initial public offering price per share of common stock as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-290217), as amended, declared effective on September 30, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A